Exhibit 99.2

Fiscal Year 2008

Net Sales (unaudited) (1)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	1,049		977		1,143		1,271		4,440
Cleaning		469		416		467		465		1,817
Household		384		362		413		539		1,698
Lifestyle		134		141		204		197		676
International	190	252	209	267	210	269	224	294	833	1,082

Total Company	$1,239	$1,239	$1,186	$1,186	$1,353	$1,353	$1,495	$1,495	$5,273	$5,273

Earnings from Continuing Operations before Income Taxes (unaudited) (1)(2)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	286		257		296		372		1,211
Cleaning		111		76		87		86		360
Household		25		35		50		115		225
Lifestyle		50		44		58		53		205
International	37	41	38	46	32	33	39	57	146	177

Corporate	(149)	(53)	(167)	(73)	(177)	(77)	(171)	(71)	(664)	(274)

Total Company	$174	$174	$128	$128	$151	$151	$240	$240	$693	$693

Footnotes
In the new reporting structure:
(1) Canada's results are now reflected in the International segment, formerly having been included in the North American segment.
(2) A greater portion of expenses previously included in Corporate have been allocated to the four new reportable segments.